Exhibit 99.1

1.             On March 29, 2018, AAA Associates, L.P. (“AAA Associates”) distributed 3,505,589 Class B common shares to its limited partner, AAA Life Re Carry, L.P. (“AAA Life”) pursuant to its limited partnership agreement, which in turn distributed on the same date the Class B common shares to its limited partners, including 2,543,497 to Apollo Principal Holdings III, L.P.  Except for the Class B common shares that were distributed to Apollo Principal Holdings III, L.P., all Class B common shares distributed by AAA Life automatically became Class A common shares upon such distribution.

2.             The Class A Shares of the Issuer reported as beneficially owned following the reported transaction are obtainable upon conversion at the election of the holder on a one-for-one basis of the Class B common shares of the Issuer. The shares reported as beneficially owned following the reported transaction are held of record by (i) Apollo Principal Holdings III, L.P. (“Principal Holdings III”), (ii) Apollo Palmetto Advisors, L.P. (“Palmetto Advisors”), (iii) Athene Asset Management LLC (“Athene Management”), (iv) AAA Guarrantor-Athene L.P. (“AAA Guarantor”), (v) AAA Associates, and (vi) AAA Holdings, L.P. (“AAA Holdings,” and, together with Principal Holdings III, Palmetto Advisors, Athene Management, AAA Guarantor and AAA Associates, the “Record Holders”).  The number of shares reported as beneficially owned does not include 132,130 Class B common shares that have been granted to employees of certain of the reporting persons but are held by Apollo Management Holdings, L.P. (“Management Holdings”) as custodian.

Apollo Principal Holdings III GP, Ltd. (“Principal Holdings III GP”) is the general partner of Principal Holdings III.

Apollo Palmetto Management, LLC (“Palmetto Management”) is the general partner of Palmetto Advisors. Apollo Principal Holdings IV, L.P. (“Principal Holdings IV”) is the sole member of Palmetto Management. Apollo Principal Holdings IV GP, Ltd. (“Principal Holdings IV GP”) is the general partner of Principal Holdings IV. The sole member of Athene Management is AAM Holdings, L.P. (“AAM Holdings”). The general partner of AAM Holdings is AAM GP Ltd. (“AAM GP”). The sole shareholder of AAM GP is Apollo Life Asset Ltd. (“Apollo Life”). Apollo Capital Management, L.P. (“Capital Management”) is the sole shareholder of Apollo Life. The general partner of Capital Management is Apollo Capital Management GP, LLC (“Capital Management GP”).

AAA Investments, L.P. (“AAA Investments”) is the sole limited partner of the AAA Guarantor. AAA Associates is the general partner of AAA Investments. AAA MIP Limited (“AAA MIP”) is the general partner of AAA Associates. Apollo Alternative Assets, L.P. (“AAA”) provides investment services to AAA Guarantor, AAA Investments, AAA Associates and AAA MIP. Apollo International Management, L.P. (“Int’l Management”) is the managing general partner of AAA. Apollo International Management GP, LLC (“Int’l Management GP”) is the general partner of Int’l Management. AAA Holdings GP Limited (“AAA Holdings GP”) is the general partner of AAA Holdings.

Management Holdings is the sole member and manager of Int’l Management GP and Capital Management GP and the sole shareholder of AAA Holdings GP. Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings.  Leon Black, Joshua Harris and Marc Rowan are executive officers and the managers or directors of Management Holdings GP, Principal Holdings III GP and Principal Holdings IV GP.

Each of the Record Holders, Principal Holdings III GP, Palmetto Management, Principal Holdings IV, Principal Holdings IV GP, AAM GP, Apollo Life, Capital Management, Capital Management GP, AAA Investments, AAA MIP, AAA, Int’l Management, Int’l Management GP, AAA Holdings GP, Management Holdings, Management Holdings GP, and Messrs. Black, Harris and Rowan, disclaims beneficial ownership of the common shares of the Issuer included in this report, except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The address of each of Principal Holdings III, Principal Holdings III GP, Principal Holdings IV, Principal Holdings IV GP, AAM GP, Apollo Life and AAA is c/o Walkers Corporate Limited, Cayman Corporate Center, 27 Hospital Road, George Town, KY1-9008, Grand Cayman, Cayman Islands.The address of AAM Holdings and Athene Management is 2121 Rosecrans Ave, Ste 5300, El Segundo, California 90245.  The address of Palmetto Management, and AAA Investments is One Manhattanville Road, Suite 201, Purchase, New York 10577.  The address for AAA

Associates, AAA MIP, AAA Holdings and AAA Holdings GP is Trafalgar Court, Les Banques, GY1 3QL, St. Peter Port, Guernsey, Channel Islands.  The address of each of Palmetto Advisors, AAA Guarantor, Int’l Management, Int’l Management GP, Capital Management, Capital Management GP, Management Holdings and Management Holdings GP is 9 West 57th Street, New York, NY 10019.